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EXHIBIT 99.1

PLEASE INDICATE WITH AN "X" IN THE APPROPRIATE SPACE HOW YOU WISH YOUR SHARES TO BE VOTED. IF NO INDICATION IS GIVEN, PROXIES WILL BE VOTED FOR ALL PROPOSALS IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS

		FOR	AGAINST	ABSTAIN
1.	To consider and approve a resolution to approve Tyco Electronics Ltd.'s discontinuance from Bermuda as provided in Section 132G of The Companies Act 1981 of Bermuda, and our continuance according to article 161 of the Swiss Federal Code on International Private Law and under articles 620 et seq. of the Swiss Federal Code on Obligations as a Swiss corporation (the "Swiss Continuation"). For the full text of the shareholder resolution, refer to "Proposal No. 1—Approval of the Swiss Continuation" on page 41 of the Proxy Statement/Prospectus.	☐	☐	☐
2.
	To consider and approve a resolution to amend our Bye-laws to eliminate supermajority vote requirements to amend certain provisions of our Bye-laws that have an anti-takeover effect. For the full text of the shareholder resolution, refer to "Proposal No. 2—Approval of Bye-law Amendment to Eliminate Certain Supermajority Vote Requirements" on page 42 of the Proxy Statement/Prospectus.	☐	☐	☐
3.
	To consider and approve a resolution authorizing several steps, including an amendment to our Bye-laws, that will have the effect of increasing our registered share capital so that, after the Swiss Continuation, we will be able to make any future distributions to shareholders in the form of share capital reductions without being required to withhold Swiss tax. (As a result of these steps, shareholders will hold the same number of shares immediately after the Swiss Continuation as they held immediately before, but with an increased par value per share.) For the full text of the shareholder resolution, refer to "Proposal No. 3—Approval of an Increase in Our Registered Share Capital" on page 44 of the Proxy Statement/Prospectus.	☐	☐	☐
4.
	In connection with the Swiss Continuation, to approve a distribution to shareholders through a capital reduction in a Swiss franc amount equal to US $0.16 per share (in accordance with the US dollar/Swiss franc exchange rate in effect on the date of the resolution) payable in US dollars to holders of record on the cutoff date (i.e., record date) and to approve the creation of authorized and conditional capital based on the relevant registered share capital amount. For the full text of the shareholder resolution, refer to "Proposal No. 4—Approval of a Distribution to Shareholders in the Form of a Capital Reduction" on page 47 of the Proxy Statement/Prospectus.	☐	☐	☐
5.
	In connection with the Swiss Continuation, to confirm Swiss law as our authoritative governing legislation. "Proposal No. 5—Confirmation of Swiss Law as Our Authoritative Governing Legislation" on page 49 of the Proxy Statement/Prospectus.	☐	☐	☐
6.
	In connection with the Swiss Continuation, to approve our corporate name as Tyco Electronics Ltd. For the full text of the shareholder resolution, refer to "Proposal No. 6—Approval of Our Name" on page 50 of the Proxy Statement/Prospectus.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
7.	In connection with the Swiss Continuation, to change our corporate purpose. For the full text of the shareholder resolution, refer to "Proposal No. 7—Change of Our Corporate Purpose" on page 51 of the Proxy Statement/Prospectus.	☐	☐	☐
8.
	In connection with the Swiss Continuation, to approve our Swiss articles of association. For the full text of the shareholder resolution, refer to "Proposal No. 8—Approval of Our Swiss Articles of Association" on page 52 of the Proxy Statement/Prospectus.	☐	☐	☐
9.
	In connection with the Swiss Continuation, to confirm our principal place of business as Schaffhausen, Switzerland. For the full text of the shareholder resolution, refer to "Proposal No. 9—Approval of Schaffhausen, Switzerland as Our Principal Place of Business" on page 53 of the Proxy Statement/Prospectus.	☐	☐	☐
10.
	In connection with the Swiss Continuation, to appoint PricewaterhouseCoopers AG, Zürich as special auditor until our next annual general meeting. For the full text of the shareholder resolution, refer to "Proposal No. 10—Appointment of Pricewaterhouse Coopers AG Zürich as Our Special Auditor" on page 54 of the Proxy Statement/Prospectus.	☐	☐	☐
11.
	In connection with the Swiss Continuation, to appoint Deloitte AG as our Swiss registered auditor until our next annual general meeting. For the full text of the shareholder resolution, refer to "Proposal No. 11—Appointment of Our Swiss Registered Auditor" on page 55 of the Proxy Statement/Prospectus.	☐	☐	☐
12.
	In connection with the Swiss Continuation, to approve additional provisions of our Swiss articles of association that would limit the number of shares that may be registered and/or voted by a single shareholder or group to 15% of our registered share capital. For the full text of the shareholder resolution, refer to "Proposal No. 12—Approval of Additional Provisions of the Proposed Swiss Articles Limiting the Registration and Voting of Shares" on page 57 of the Proxy Statement/Prospectus.	☐	☐	☐
13.
	In connection with the Swiss Continuation, to approve additional provisions of our Swiss articles of association that would require a supermajority vote to amend the provisions referred to in Proposal 12 and certain other provisions of our Swiss articles of association. For the full text of the shareholder resolution, refer to "Proposal No. 13—Approval of Additional Provisions of the Proposed Swiss Articles to Require a Supermajority Vote to Amend the Provisions Described in Proposal No. 13 and Certain Other Provisions" on page 60 of the Proxy Statement/Prospectus.	☐	☐	☐
14.
	To approve any adjournments or postponements of the meeting. For the full text of the shareholder resolution, refer to "Proposal No. 14—Adjournment and Postponement of the Special General Meeting" on page 62 of the Proxy Statement/Prospectus.	☐	☐	☐

Note:

1.
In the case of a corporation, this proxy must be under its common seal or signed by a duly authorized officer or director whose designation must be stated.

2.
In the case of joint holders, any holder may sign, but the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority will be determined by the order in which the names stand in the Register of Shareholders.

3.
Please sign as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Name/Title	Date

FOLD AND DETACH HERE

ADMISSION TICKET

Special General Meeting
of
Shareholders of
Tyco Electronics Ltd.
[    •    ], 2009
[10:30 A.M.], Atlantic Time
(or as soon as practicable thereafter following our 2009 Annual General Meeting)

The Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke, Bermuda

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF THE INTERNET OR TELEPHONE
TO GRANT A PROXY TO VOTE, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone is available to grant a proxy to vote through 11:59 PM Eastern Time the day prior to the Special General Meeting day.

Your grant of proxy by Internet or telephone authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/tel Use the Internet to grant a proxy to vote. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to grant a proxy to vote. Have your proxy card in hand when you call.

        If you grant a proxy to vote by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

 TYCO ELECTRONICS LTD.
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        Proxy Card for use at the Special General Meeting or any adjournment or postponement thereof (the "Meeting") of Shareholders of Tyco Electronics Ltd., a company organized under the laws of Bermuda ("Tyco Electronics"), to be held on [    •    ], 2009 at [10:30 a.m.], Atlantic Time, or as soon as practicable thereafter following our 2009 Annual General Meeting, at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke, Bermuda.

        The person signing on the reverse of this card, being a holder of shares of Tyco Electronics, hereby appoints as his/her proxy at the Meeting, Thomas J. Lynch, Terrence R. Curtin or Robert A. Scott, or any of them, with full power of substitution, and directs such proxy to vote (or abstain from voting) at the Meeting all of his or her shares as indicated on the reverse of this card or, to the extent that no such indication is given, to vote as set forth herein, and authorizes such proxy to vote in his discretion on such other business as may properly come before the Meeting.

        Please indicate on the reverse of this card how the shares represented by this proxy are to be voted. If this card is returned duly signed but without any indication as to how the shares are to be voted in respect of any of the resolutions described on the reverse, the shareholder will be deemed to have directed the proxy to vote FOR all of the proposals described below.

PLEASE MARK YOUR VOTES IN THE CORRESPONDING BOXES ON THE REVERSE SIDE

1.
To consider and approve a resolution to approve Tyco Electronics Ltd.'s discontinuance from Bermuda as provided in Section 132G of The Companies Act 1981 of Bermuda and Tyco Electronics Ltd.'s change of place of incorporation to Schaffhausen, Switzerland;

2.
To consider and approve a resolution to amend our Bye-laws to eliminate supermajority vote requirements to amend certain provisions of our Bye-laws that have an anti-takeover effect.

3.
To consider and approve a resolution that will have the effect of increasing our registered share capital;

4.
To approve the making of a distribution through a reduction of capital;

5.
To confirm Swiss law as the authoritative legislation governing Tyco Electronics Ltd.;

6.
To approve the name of Tyco Electronics Ltd.;

7.
To change the purpose of Tyco Electronics Ltd.;

8.
To approve Tyco Electronics Ltd.'s proposed Swiss Articles of Association (the "Proposed Swiss Articles");

9.
To confirm the principal place of business of Tyco Electronics Ltd. as Schaffhausen, Switzerland;

10.
To appoint PricewaterhouseCoopers AG, Zürich as special auditor until Tyco Electronics Ltd.'s next annual general meeting;

11.
To appoint Deloitte AG as our Swiss registered auditor until Tyco Electronics Ltd.'s next annual general meeting;

12.
To approve additional provisions of the Proposed Swiss Articles limiting the registration and voting of shares of Tyco Electronics Ltd.;

13.
To approve additional provisions of the Proposed Swiss Articles that would require a supermajority vote to amend the provisions referred to in (12) and certain other provisions of the Proposed Swiss Articles;

14.
To approve any adjournments or postponements of the Meeting.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

        In order to be effective, completed proxy cards should be received at the address set forth on the enclosed self addressed envelope or at one of the addresses and by the time (being local time) specified below:

In Bermuda:	In the United States:
by 5:00 p.m., Atlantic Time, on [•], 2009 by hand or mail at:	by 11:59 a.m., Eastern Time, on [•], 2009 by mail at:
Tyco Electronics Ltd. 96 Pitts Bay Road, Second Floor Pembroke HM 08 Bermuda	Tyco Electronics Ltd. c/o BNY Mellon Shareowner Services P.O. Box 3510 South Hackensack, NJ 07606-9250 United States of America
In Switzerland:
by 5:00 p.m., Central European Time, on [•], 2009 by hand or mail at:
Tyco Electronics Ltd. Rheinstrasse 20 CH-8200 Schaffhausen Switzerland

        If your shares are held in street name, you should return your proxy card or voting instruction card in accordance with the instructions on that card or as provided by the bank, brokerage firm or other nominee who holds Tyco Electronics shares on your behalf.

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  EXHIBIT 99.1
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS
FOLD AND DETACH HERE ADMISSION TICKET Special General Meeting of Shareholders of Tyco Electronics Ltd. [ • ], 2009 [10:30 A.M.], Atlantic Time (or as soon as practicable thereafter following our 2009 Annual General Meeting) The Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke, Bermuda
TYCO ELECTRONICS LTD. THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS